UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2007 (April 11, 2007)

DYNEGY INC.

DYNEGY ILLINOIS INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amended Report on Form 8-K/A (Amendment No. 1) is being filed with the Securities and Exchange Commission (“SEC”) to update the disclosures originally reported in our Current Report on Form 8-K filed with the SEC on April 16, 2007 regarding the change in our certifying accountant. This amended report amends the previously filed report in its entirety.

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed in a Form 8-K filed with the SEC on April 16, 2007, on April 11, 2007, the Audit and Compliance Committee of the Board of Directors of Dynegy Inc. (formerly Dynegy Acquisition, Inc.) (“Dynegy”) recommended and approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants of Dynegy, Dynegy Illinois Inc. (formerly known as Dynegy Inc.) (“Dynegy Illinois”) and Dynegy Holdings Inc. (“DHI”). On April 11, 2007, PwC agreed to complete its procedures regarding the unaudited financial statements of Dynegy Illinois and DHI for the quarter ended March 31, 2007 and the quarterly reports on Form 10-Q in which such financial statements would be included. PwC has now completed those procedures and the quarterly reports on Form 10-Q for both Dynegy Illinois (filed by Dynegy) and DHI in which such financial statements were included were filed with the SEC on May 9, 2007 and May 14, 2007, respectively.

A Form S-4 of Dynegy was declared effective by the Securities and Exchange Commission on February 13, 2007 and covered the exchange of shares held by shareholders of Dynegy Illinois for shares of Dynegy.

The reports of PwC on the consolidated financial statements of Dynegy Illinois and DHI for the fiscal years ended December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that such reports contained an explanatory paragraph disclosing that each such entity was subject to substantial litigation and that each such entity’s ongoing liquidity, financial position and operating results may be adversely impacted by the nature, timing and amount of the resolution of such litigation.

During the fiscal years ended December 31, 2006 and 2005, and through May 9, 2007 for Dynegy Illinois and May 14, 2007 for DHI, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements of Dynegy Illinois and DHI for such years. Additionally, there were no disagreements with Dynegy through May 9, 2007. During the fiscal years ended December 31, 2006 and 2005, and through May 9, 2007 for Dynegy Illinois and May 14, 2007 for DHI, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described below:

•

As disclosed in their annual reports on Form 10-K for the year ended December 31, 2006, Dynegy Illinois and DHI previously had material weaknesses related to (1) a failure to maintain effective controls over the completeness and accuracy of the tax provision and deferred income tax balances in accordance with generally accepted accounting principles as of December 31, 2004 and 2005 and September 30, 2006 and (2) a failure to maintain effective internal control over its financial reporting due to a material weakness in its processes, procedures and controls related to the calculation and analysis of its risk management asset and liability balances during the nine-month period ended September 30, 2006. Both material weaknesses were remediated as of December 31, 2006. Dynegy Illinois and DHI have authorized PwC to respond fully to the inquiries of the successor independent registered public accountant concerning the subject matter of each of the two material weaknesses described above.

On April 11, 2007, following a request for proposal and selection process, the Audit and Compliance Committee recommended and approved the selection of Ernst & Young LLP (“E&Y”) as Dynegy’s new independent registered public accountants. We have engaged E&Y to commence with the review of the unaudited financial statements of Dynegy and DHI for the second quarter ending June 30, 2007.

During the fiscal years ended December 31, 2006 and 2005, and through May 14, 2007, neither Dynegy, Dynegy Illinois, DHI, nor anyone on their behalf, consulted E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered with respect to the financial statements of Dynegy, Dynegy Illinois and Dynegy Holdings Inc.; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

PwC was asked to furnish us a letter, addressed to the SEC, stating whether or not it agreed with the above statements. A copy of that letter is filed as Exhibit 16.1A to this From 8-K/A (Amendment No. 1).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
16.1A	Letter of PricewaterhouseCoopers LLP dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (formerly named Dynegy Acquisition, Inc.) (Registrant)

Date: May 15, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY ILLINOIS INC. (formerly named Dynegy Inc.) (Registrant)

Date: May 15, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY HOLDINGS INC. (Registrant)

Date: May 15, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document
16.1A	Letter of PricewaterhouseCoopers LLP dated May 15, 2007.